CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Community Reinvestment Act Qualified Investment Fund. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of Pre-Effective Amendment No. 2 and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            /s/  Drinker Biddle & Reath LLP
                                            --------------------------------
Philadelphia, Pennsylvania                  Drinker Biddle & Reath LLP
June 7, 1999